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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Horizon Bancorp for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, relating to the consolidated financial statements of Horizon Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

/s/ BKD, LLP

Merrillville, Indiana
April 11, 2002






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